Exhibit: 99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces First Quarter 2024 Results and Declares Quarterly Dividend

CAMBRIDGE, MA. (April 23, 2024) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent company of Cambridge Trust Company, today announced unaudited net income of $6.9 million for the three months ended March 31, 2024, a decrease of $1.1 million, or 14.3%, as compared to $8.0 million for the three months ended December 31, 2023. Diluted earnings per share were $0.87 for the three months ended March 31, 2024, representing a 14.7% decrease as compared to $1.02 for the three months ended December 31, 2023.

Operating net income, which excludes non-operating items, namely merger related and office consolidation charges, as detailed in the accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP reconciliations tables within this release, was $8.0 million for the three months ended March 31, 2024, a decrease of $728,000, or 8.3%, as compared to $8.7 million for the three months ended December 31, 2023. Operating diluted earnings per share were $1.02 for the three months ended March 31, 2024, representing a decrease of $0.09, or 8.1%, as compared to $1.11 for the three months ended December 31, 2023.

Merger with Eastern Bankshares, Inc.

On September 19, 2023, the Company and Eastern Bankshares, Inc. (“Eastern”) announced that they have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will merge with and into Eastern in an all-stock transaction (the “Eastern merger”). Under the terms of the Merger Agreement, each share of the Company’s common stock will be exchanged for 4.956 shares of Eastern common stock and Cambridge Bancorp Chief Executive Officer, Denis K. Sheahan, will assume the role of Chief Executive Officer of Eastern. The Company’s shareholders and Eastern’s shareholders approved the Eastern merger at their respective special shareholder meetings held on February 28, 2024. The Eastern merger remains subject to regulatory approval and the completion of other customary closing conditions.

“We are pleased with the progress on our pending merger with Eastern and look forward to introducing Cambridge Trust clients to the strengths of the combined organization,” noted Denis K. Sheahan, Chairman, President and CEO.

First Quarter 2024 Highlights:

•
Financial performance ratios for the three months ended March 31, 2024 were as follows:
o
Return on Average Assets (“ROA”) of 0.51% and Operating ROA of 0.60%.
o
Return on Average Equity of 5.19% and Operating Return on Tangible Common Shareholders’ Equity (“ROTCE”) of 6.94%.
•
Wealth Management Assets Under Management and Administration increased by $533.4 million or 12.5%, to $4.80 billion at March 31, 2024 from $4.27 billion at March 31, 2023. Wealth management revenue increased by $778,000, or 9.8%, to $8.7 million for the three months ended March 31, 2024 from $7.9 million for the three months ended March 31, 2023.
•
Asset quality ratios at March 31, 2024: non-performing loans to total loans and non-performing assets to total assets at 0.43% and 0.32%, respectively.

•
The common equity to assets ratio increased to 9.97% at March 31, 2024 from 9.87% at December 31, 2023. The tangible common equity to tangible assets ratio increased to 8.76% at March 31, 2024 from 8.67% at December 31, 2023.
•
Book value per share increased to $68.27 at March 31, 2024 from $68.14 at December 31, 2023.
•
Available sources of liquidity at March 31, 2024 totaled approximately $2.35 billion. This is approximately two times the amount of uninsured deposits at March 31, 2024.

Balance Sheet

Total assets decreased by $43.8 million, or 0.8%, from $5.42 billion at December 31, 2023 to $5.37 billion at March 31, 2024.

Total loans decreased by $26.8 million, or 0.7%, from $4.02 billion at December 31, 2023 to $3.99 billion at March 31, 2024.

•
Residential real estate loans decreased by $15.0 million, from $1.63 billion at December 31, 2023 to $1.61 billion at March 31, 2024.
•
Commercial real estate loans decreased by $9.2 million, from $1.93 billion at December 31, 2023 to $1.92 billion at March 31, 2024.
•
Home equity loans decreased by $5.0 million, from $95.6 million at December 31, 2023 to $90.6 million at March 31, 2024.
•
Commercial and industrial loans increased by $4.8 million, or 1.4%, from $343.7 million at December 31, 2023 to $348.5 million at March 31, 2024.
•
Consumer loans decreased by $2.4 million, from $24.4 million at December 31, 2023 to $22.0 million at March 31, 2024.

The Company’s total investment securities portfolio decreased by $23.3 million, or 2.1%, from $1.10 billion at December 31, 2023 to $1.07 billion at March 31, 2024, primarily due to pay-downs and amortization of $21.0 million during the quarter.

Total deposits, excluding wholesale deposits remained flat as compared to December 31, 2023 and totaled $4.02 billion at March 31, 2024. Total deposits, inclusive of wholesale deposits, decreased by $135.8 million, or 3.1%, to $4.19 billion at March 31, 2024, as compared to $4.32 billion at December 31, 2023, primarily due to lower wholesale deposit balances. The Company utilized lower cost Federal Home Loan Bank of Boston (“FHLB Boston”) funding to replace higher priced wholesale certificates of deposit.

•
Certificates of deposit totaled $575.0 million at March 31, 2024, representing a decrease of $99.4 million, or 14.7%, from $674.4 million at December 31, 2023, primarily driven by lower wholesale deposit balances. Total wholesale certificates of deposit, which are included within certificates of deposit, were $161.1 million and $291.7 million at March 31, 2024 and December 31, 2023, respectively.
•
The cost of total deposits was 2.18% for the three months ended March 31, 2024, as compared to 2.19% for the three months ended December 31, 2023. The cost of total deposits excluding wholesale deposits was 1.97% for the three months ended March 31, 2024, as compared to 1.89% for the three months ended December 31, 2023. At March 31, 2024, the spot cost of non-wholesale deposits was 2.00%, as compared to 1.88% at December 31, 2023.

Borrowings totaled $546.4 million at March 31, 2024, representing a $94.3 million increase from $452.2 million at December 31, 2023, as the Company migrated wholesale funding toward FHLB Boston borrowings during the quarter.

Net Interest and Dividend Income

Net interest and dividend income, before the provision for credit losses, decreased by $1.1 million, or 4.0%, to $27.0 million for the three months ended March 31, 2024, from $28.2 million for the three months ended December 31, 2023. This was primarily due to higher cost of funds, partially offset by higher yields on earning assets.

The Company’s net interest margin on a fully taxable equivalent basis decreased by four basis points to 2.10% for the three months ended March 31, 2024, as compared to 2.14% for the three months ended December 31, 2023.

In order to provide greater disclosure of the impact of loan related merger accounting, a reconciliation of the Company’s net interest margin, on a fully taxable equivalent basis, to an adjusted net interest margin, on a fully taxable equivalent basis, is shown below. Excluding the impact of merger related loan accretion, the adjusted net interest margin, on a fully taxable equivalent basis, for the three months ended March 31, 2024, was 2.05%, representing a five basis point decrease from the adjusted net interest margin, on a fully taxable equivalent basis, of 2.10% for the three months ended December 31, 2023.

	Three Months Ended
	March 31, 2024
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$5,153,226
Net interest income on a fully taxable equivalent basis (GAAP)		$26,856
Net interest margin on a fully taxable equivalent basis (GAAP)			2.10%
Less: Accretion of loan fair value adjustments (GAAP)		(554)	-0.05%
Adjusted net interest margin on a fully taxable equivalent basis (non-GAAP)	$5,153,226	$26,302	2.05%

Provision for Credit Losses

During the three months ended March 31, 2024, the Company recorded a provision for credit losses of $125,000, as compared to $569,000 for the three months ended December 31, 2023. The decrease in the provision is primarily due to lower average loan balances and low unemployment rate, which were partially offset by an increase in the provision for individually analyzed loans.

Noninterest Income

Total noninterest income increased by $169,000, or 1.6%, to $10.6 million for the three months ended March 31, 2024, as compared to $10.4 million for the three months ended December 31, 2023. This change was primarily the result of higher wealth management revenue, partially offset by lower loan related derivative income. Noninterest income was 28.2% of total revenue for the three months ended March 31, 2024.

•
Wealth management revenue increased by $237,000, or 2.8%, to $8.7 million for the three months ended March 31, 2024, as compared to $8.5 million for the three months ended December 31, 2023. Wealth Management Assets under Management and Administration were $4.80 billion at March 31, 2024, an increase of $205.6 million, or 4.5%, from $4.60 billion at December 31, 2023, primarily due to improvements in the equity and bond markets.
•
Loan related derivative income decreased by $96,000, or 84.2%, to $18,000 for the three months ended March 31, 2024, as compared to $114,000 for the three months ended December 31, 2023, primarily as a result of lower volume of loan related derivative transactions.

Noninterest Expense

Total noninterest expense increased by $1.4 million, or 5.0%, to $28.3 million for the three months ended March 31, 2024, as compared to $26.9 million for the three months ended December 31, 2023. During the three months ended March 31, 2024, there was an increase in non-operating expenses, salary and employee benefits expense, data processing fees, and professional fees, which were partially offset by lower FDIC insurance expense as compared to the three months ended December 31, 2023.

•
Non-operating expense increased by $709,000, or 101.6%, to $1.4 million for the three months ended March 31, 2024, from $698,000 for the three months ended December 31, 2023, due to merger expenses of $673,000 related to the Eastern merger and office consolidation expenses of $734,000 associated with the recent sublease of an operations center, as the Company decreased its leased office space. This will improve future run rate occupancy cost.
•
Salary and employee benefits expense increased by $260,000, or 1.5%, to $17.3 million for the three months ended March 31, 2024, from $17.1 million for the three months ended December 31, 2023, primarily due to the seasonality of higher employee benefit costs during the first quarter combined with regular merit increases. These increases were partially offset by lower head count during the quarter, which has amounted to a reduction in salaries and benefits expense of 6.3% since the same period last year.
•
Data processing fees increased by $239,000, or 9.2%, to $2.8 million for the three months ended March 31, 2024, from $2.6 million for the three months ended December 31, 2023.
•
Professional fees increased by $225,000, or 37.5%, to $825,000 for the three months ended March 31, 2024, from $600,000 for the three months ended December 31, 2023, primarily due to the timing of higher legal and consulting costs.

Asset Quality

Non-performing loans totaled $17.2 million, or 0.43% of total loans outstanding at March 31, 2024, as compared to $16.6 million, or 0.41% of total loans outstanding at December 31, 2023. The allowance for credit losses was $39.3 million, or 0.98% of total loans outstanding at March 31, 2024, as compared to $38.9 million, or 0.97% of total loans outstanding at December 31, 2023.

The Company recorded net loan charge-offs of $2,000, or 0.00% of total loans (annualized), for the three months ended March 31, 2024, as compared to net loan recoveries of $10,000, or 0.00% of total loans (annualized), for the three months ended December 31, 2023.

The following table shows additional and historical information regarding non-performing assets and early-stage delinquency (30-89 days delinquent):

	Non-performing Assets
	March 31, 2024	December 31, 2023	March 31, 2023
	(dollars in thousands)
Non-performing assets	$17,201	$16,567	$7,262

Non-performing loans/total loans	0.43%	0.41%	0.18%
Non-performing assets/total assets	0.32%	0.31%	0.13%
	Additional Asset Quality Indicators
	March 31, 2024	December 31, 2023	March 31, 2023

Delinquent loans 30-89 days past due/total loans	0.55%	0.60%	0.39%
Quarterly net recoveries (charge-offs)/total loans (annualized)	(0.00)%	0.00%	0.00%
Year to date net recoveries (charge-offs)/total loans	0.00%	0.00%	0.00%
Allowance for credit losses/total loans	0.98%	0.97%	0.95%

Income Taxes

The Company’s effective tax rate was 25.6% for the three months ended March 31, 2024 as compared to an effective tax rate of 27.7% for the three months ended December 31, 2023, primarily due to the impact of non-deductible merger related expenses recorded during the periods noted.

Dividend and Capital

On April 22, 2024, the Company’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.67 per share, which is payable on May 23, 2024, to shareholders of record as of the close of business on May 9, 2024. The Company did not repurchase any shares under its share repurchase program authorized on March 13, 2023 (the “2023 Repurchase Program”) during the three months ended March 31, 2024. The Board has not authorized a share repurchase program to replace the 2023 Repurchase Program following its expiration on March 13, 2024.

The Company’s common equity to assets ratio increased to 9.97% at March 31, 2024, from 9.87% at December 31, 2023. The ratio of tangible common equity to tangible assets increased to 8.76% at March 31, 2024 from 8.67% at December 31, 2023.

Book value per share at March 31, 2024 increased to $68.27 from $68.14 at December 31, 2023. Tangible book value per share at March 31, 2024 increased to $59.23 from $59.08 at December 31, 2023.

Investor Presentation:

An investor presentation is available on the investor relations section of the Company’s website at http://ir.cambridgetrust.com or at the hyperlink provided below. This presentation includes additional details regarding the Company’s loan portfolio, liquidity position, and other financial disclosures. Click here to download.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 133-year-old Massachusetts chartered commercial bank with approximately $5.37 billion in assets at March 31, 2024, and a total of 22 Massachusetts and New Hampshire locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $4.8 billion in client assets under management and administration at March 31, 2024. The Wealth Management group maintains offices in Boston, Massachusetts, Concord, Manchester, and Portsmouth, New Hampshire, and Southport, Connecticut.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at http://ir.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the failure to complete the proposed merger of the Company and Cambridge Trust Company with Eastern, imposition of adverse regulatory conditions in connection with regulatory approval of the Eastern merger, disruption to the parties’ businesses as a result of the announcement and pendency of the Eastern merger, the inability to realize expected cost savings or to implement integration plans and other adverse consequences associated with the Eastern merger; changes to interest rates; the ability to control costs and expenses; the current global economic uncertainty and economic conditions being less favorable than expected; disruptions to the credit and financial markets; changes in the Company’s accounting policies or in accounting standards; weakness in the real estate market; legislative, regulatory, or accounting changes that adversely affect the Company’s business and/or competitive position; the Dodd-Frank Act’s consumer protection regulations; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on consumer confidence and global and regional economies and economic activity; disruptions in the Company’s ability to access the capital markets; effects of changes in amounts of deposits on the Company’s funding costs and net interest margin; changes in non-performing assets; future provisions for credit losses; and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2023, which the Company filed on March 12, 2024. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with GAAP. This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, operating return on average assets, operating return on tangible common equity, and operating efficiency ratio.

Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with an analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), return on average assets and return on tangible common equity on an operating basis, and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non-operating expenses and total revenue adjusted for gain/(loss) on disposition of investment securities). The Company has included information on these non-GAAP financial measures because the Company believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in accordance with generally accepted accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-operating and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.”

CONTACT:

Cambridge Bancorp

Joseph P. Sapienza

Interim Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

QUARTERLY UNAUDITED RESULTS

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(dollars in thousands, except per share data)
Interest and Dividend Income	$56,213	$56,950	$51,742
Interest Expense	29,181	28,800	17,494
Net Interest and Dividend Income	27,032	28,150	34,248
Provision for Credit Losses	125	569	60
Noninterest Income	10,606	10,437	10,715
Noninterest Expense	28,259	26,901	28,328
Income Before Income Taxes	9,254	11,117	16,575
Income Tax Expense	2,366	3,083	4,159
Net Income	$6,888	$8,034	$12,416

Operating Net Income*	$7,996	$8,724	$12,722

Data Per Common Share:
Basic Earnings Per Share	$0.88	$1.02	$1.59
Diluted Earnings Per Share	0.87	1.02	1.58
Operating Diluted Earnings Per Share*	1.02	1.11	1.62
Dividends Declared Per Share	0.67	0.67	0.67

Average Common Shares Outstanding:
Basic	7,835,273	7,834,383	7,792,474
Diluted	7,865,193	7,853,823	7,826,162

Selected Performance Ratios:
Net Interest Margin, FTE	2.10%	2.14%	2.63%
Adjusted Net Interest Margin, FTE	2.05%	2.10%	2.58%
Cost of Funds	2.28%	2.20%	1.34%
Cost of Interest-Bearing Liabilities	3.13%	3.04%	1.96%
Cost of Deposits	2.18%	2.19%	1.36%
Cost of Deposits excluding Wholesale Deposits	1.97%	1.89%	1.01%
Return on Average Assets	0.51%	0.59%	0.91%
Return on Average Equity	5.19%	6.06%	9.68%
Efficiency Ratio	75.08%	69.72%	63.00%
Operating Efficiency Ratio*	71.34%	67.91%	62.06%
Operating Return on Average Assets*	0.60%	0.64%	0.93%
Operating Return on Tangible Common Equity*	6.94%	7.61%	11.52%

	March 31,	December 31,	March 31,
	2024	2023	2023
	(dollars in thousands, except per share data)
Total Assets	$5,373,840	$5,417,666	$5,528,584
Total Loans	$3,994,749	$4,021,544	$4,018,082
Total Deposits	$4,185,382	$4,321,178	$4,656,776
Allowance for Credit Losses	$39,347	$38,944	$38,005
Allowance to Total Loans	0.98%	0.97%	0.95%
Non-Performing Loans	$17,201	$16,567	$7,262
Non-Performing Loans/Total Loans	0.43%	0.41%	0.18%
QTD Net Recoveries (Charge-offs) to Total Loans (annualized)	0.00%	0.00%	0.00%
Tangible Common Equity Ratio*	8.76%	8.67%	8.32%
Book Value Per Share	$68.27	$68.14	$67.14
Tangible Book Value Per Share*	$59.23	$59.08	$57.98
Wealth Management AUM	$4,501,369	$4,326,152	4,005,805
Wealth Management AUM & AUA	$4,800,772	$4,595,209	4,267,343
* See GAAP to Non-GAAP Reconciliations			.

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(dollars in thousands, except share information)
Assets
Cash and cash equivalents	$29,705	$33,004
Investment securities
Available for sale, at fair value (amortized cost $159,483 and $163,376, respectively)	133,222	137,838
Held to maturity, at amortized cost (fair value $777,383 and $805,428, respectively)	940,618	959,332
Total investment securities	1,073,840	1,097,170

Loans
Residential mortgage	1,611,271	1,626,264
Commercial mortgage	1,922,278	1,931,473
Home equity	90,647	95,649
Commercial and industrial	348,549	343,711
Consumer	22,004	24,447
Total loans	3,994,749	4,021,544
Less: allowance for credit losses on loans	(39,347)	(38,944)
Net loans	3,955,402	3,982,600
Federal Home Loan Bank of Boston Stock, at cost	24,291	19,056
Bank owned life insurance	35,471	35,265
Banking premises and equipment, net	20,858	21,753
Right-of-use asset operating leases	21,694	23,233
Deferred income taxes, net	14,359	15,299
Accrued interest receivable	15,226	15,765
Goodwill	64,539	64,539
Merger-related intangibles, net	6,327	6,550
Other assets	112,128	103,432
Total assets	$5,373,840	$5,417,666
Liabilities
Deposits
Demand- Non Interest bearing	$965,090	$1,032,413
Interest-bearing checking	1,202,713	1,132,518
Money market	934,958	983,480
Savings	507,640	498,386
Certificates of deposit	574,981	674,381
Total deposits	4,185,382	4,321,178
Borrowings	546,405	452,155
Operating lease liabilities	23,914	25,165
Other liabilities	82,543	84,595
Total liabilities	4,838,244	4,883,093
Shareholders’ Equity
Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 7,845,598 shares and 7,845,452 shares, respectively	7,846	7,845
Additional paid-in capital	294,294	293,950
Retained earnings	252,124	250,492
Accumulated other comprehensive loss	(18,668)	(17,714)
Total shareholders’ equity	535,596	534,573
Total liabilities and shareholders’ equity	$5,373,840	$5,417,666

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(dollars in thousands, except per share amounts)
Interest and dividend income
Interest on taxable loans	$50,123	$50,884	$45,333
Interest on tax-exempt loans	399	399	376
Interest on taxable investment securities	4,661	4,745	5,050
Interest on tax-exempt investment securities	511	519	585
Dividends on FHLB of Boston stock	419	304	72
Interest on overnight investments	100	99	326
Total interest and dividend income	56,213	56,950	51,742
Interest expense
Interest on deposits	23,330	24,817	15,944
Interest on borrowed funds	5,851	3,983	1,550
Total interest expense	29,181	28,800	17,494
Net interest and dividend income	27,032	28,150	34,248
Provision for credit losses	125	569	60
Net interest and dividend income after provision for credit losses	26,907	27,581	34,188
Noninterest income
Wealth management revenue	8,715	8,478	7,937
Deposit account fees	811	746	869
ATM/Debit card income	360	400	511
Bank owned life insurance income	203	202	187
Gain on loans sold, net	15	16	13
Loan related derivative income	18	114	234
Other income	484	481	964
Total noninterest income	10,606	10,437	10,715
Noninterest expense
Salaries and employee benefits	17,322	17,062	18,488
Occupancy and equipment	3,577	3,534	3,747
Data processing	2,824	2,585	2,641
Professional services	825	600	1,123
Marketing	229	154	426
FDIC insurance	795	918	379
Non-operating expenses	1,407	698	424
Other expenses	1,280	1,350	1,100
Total noninterest expense	28,259	26,901	28,328
Income before income taxes	9,254	11,117	16,575
Income tax expense	2,366	3,083	4,159
Net income	$6,888	$8,034	$12,416
Share data:
Weighted average shares outstanding, basic	7,835,273	7,834,383	7,792,474
Weighted average shares outstanding, diluted	7,865,193	7,853,823	7,826,162
Basic earnings per share	$0.88	$1.02	$1.59
Diluted earnings per share	$0.87	$1.02	$1.58

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,953,820	$50,123	5.10%	$3,978,452	$50,884	5.07%	$3,986,380	$45,333	4.61%
Tax-exempt	54,458	506	3.74	53,132	506	3.78	51,028	476	3.78
Securities available for sale (3)
Taxable	161,707	652	1.62	166,003	669	1.60	180,510	713	1.60
Securities held to maturity
Taxable	867,313	4,009	1.86	885,576	4,076	1.83	948,233	4,337	1.85
Tax-exempt	83,653	647	3.11	84,990	657	3.07	95,212	740	3.15
Cash and cash equivalents	32,275	100	1.25	31,768	99	1.24	50,831	326	2.60
Total interest-earning assets (4)	5,153,226	56,037	4.37%	5,199,921	56,891	4.34%	5,312,194	51,925	3.96%
Non-interest-earning assets	279,422			285,093			268,670
Allowance for credit losses	(38,951)			(38,226)			(37,784)
Total assets	$5,393,697			$5,446,788			$5,543,080
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$1,167,639	$6,095	2.10%	$1,160,636	$5,948	2.03%	$880,040	$2,025	0.93%
Savings accounts	502,793	1,438	1.15	540,052	1,561	1.15	771,219	1,357	0.71
Money market accounts	953,885	8,094	3.41	984,696	8,267	3.33	1,129,934	6,462	2.32
Certificates of deposit	678,436	7,703	4.57	769,384	9,041	4.66	692,644	6,100	3.57
Total interest-bearing deposits	3,302,753	23,330	2.84	3,454,768	24,817	2.85	3,473,837	15,944	1.86
Other borrowed funds	443,734	5,851	5.30	302,738	3,983	5.22	137,516	1,550	4.57
Total interest-bearing liabilities	3,746,487	29,181	3.13%	3,757,506	28,800	3.04%	3,611,353	17,494	1.96%
Non-interest-bearing liabilities
Demand deposits	1,001,451			1,035,191			1,290,924
Other liabilities	111,620			128,246			120,877
Total liabilities	4,859,558			4,920,943			5,023,154
Shareholders’ equity	534,139			525,845			519,926
Total liabilities & shareholders’ equity	$5,393,697			$5,446,788			$5,543,080
Net interest income on a fully taxable equivalent basis		26,856			28,091			34,431
Less taxable equivalent adjustment		(243)			(245)			(255)
Net interest income		$26,613			$27,846			$34,176
Net interest spread (5)			1.24%			1.30%			2.00%
Net interest margin (6)			2.10%			2.14%			2.63%
(1)
Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2024 and 2023.
(2)
Nonaccrual loans are included in average amounts outstanding.
(3)
Average balances of securities available for sale calculated utilizing amortized cost.
(4)
Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)
Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of Paycheck Protection Program (“PPP”) loans outstanding during 2024 and 2023, and the weighted average cost of interest-bearing liabilities.
(6)
Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans outstanding during 2024 and 2023.

GAAP to Non-GAAP Reconciliations (dollars in thousands except per share data)

Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three Months Ended
Operating Net Income / Operating Diluted Earnings Per Share	March 31,	December 31,	March 31,
	2024	2023	2023
	(dollars in thousands, except share data)

Net Income (a GAAP measure)	$6,888	$8,034	$12,416
Add: Mergers and office consolidation expenses (1)	1,407	698	424
Less: Tax effect of non-operating expenses (2)	(299)	(8)	(118)
Operating Net Income (a non-GAAP measure)	$7,996	$8,724	$12,722
Less: Dividends and Undistributed Earnings Allocated to Participating Securities (a non-GAAP measure)	(10)	(13)	(26)
Operating Net Income Applicable to Common Shareholders (a non-GAAP measure)	$7,986	$8,711	$12,696
Weighted Average Diluted Shares	7,865,193	7,853,823	7,826,162
Operating Diluted Earnings Per Share (a non-GAAP measure)	$1.02	$1.11	$1.62

(1)
The Company recorded merger expenses of $673,000 associated with the Eastern merger and $734,000 associated with office consolidation expenses for the three months ended March 31, 2024.
(2)
The net tax benefit associated with non-operating items is determined by assessing whether each non-operating item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

	March 31, 2024	December 31, 2023	March 31, 2023
	(dollars in thousands)
Tangible Common Equity:
Shareholders' equity (GAAP)	$535,596	$534,573	$525,949
Less: Goodwill and acquisition related intangibles (GAAP)	(70,866)	(71,089)	(71,758)
Tangible Common Equity (a non-GAAP measure)	$464,730	$463,484	$454,191
Total assets (GAAP)	$5,373,840	$5,417,666	$5,528,584
Less: Goodwill and acquisition related intangibles (GAAP)	(70,866)	(71,089)	(71,758)
Tangible assets (a non-GAAP measure)	$5,302,974	$5,346,577	$5,456,826
Tangible Common Equity Ratio (a non-GAAP measure)	8.76%	8.67%	8.32%

Tangible Book Value Per Share:
Tangible Common Equity (a non-GAAP measure)	$464,730	$463,484	$454,191
Common shares outstanding	7,845,598	7,845,452	7,833,997
Tangible Book Value Per Share (a non-GAAP measure)	$59.23	$59.08	$57.98

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(dollars in thousands)
Efficiency Ratio: (1)
Noninterest expense	$28,259	$26,901	$28,328
Net interest and dividend income	$27,032	$28,150	$34,248
Total noninterest income	10,606	10,437	10,715
Total revenue	$37,638	$38,587	$44,963
Efficiency Ratio	75.08%	69.72%	63.00%

Operating Efficiency Ratio: (2)
Noninterest expense	$28,259	$26,901	$28,328
Mergers and office consolidation expenses (Pretax)	(1,407)	(698)	(424)
Operating expense (a non-GAAP measure)	$26,852	$26,203	$27,904
Operating revenue (a non-GAAP measure)	$37,638	$38,587	$44,963
Operating Efficiency Ratio (a non-GAAP measure)	71.34%	67.91%	62.06%

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(dollars in thousands)
Operating Return on Tangible Common Equity: (3)
Operating Net Income (a non-GAAP measure)	$7,996	$8,724	$12,722
Average common equity	$534,139	$525,845	$519,926
Average goodwill and merger related intangibles	(70,988)	(71,207)	(71,876)
Average tangible common equity (a non-GAAP measure)	$463,151	$454,638	$448,050
Operating Return on Tangible Common Equity (a non-GAAP measure)	6.94%	7.61%	11.52%

Operating Return on Average Assets: (4)
Operating Net Income (a non-GAAP measure)	$7,996	$8,724	$12,722
Average assets	$5,393,697	$5,446,788	$5,543,080
Operating Return on Average Assets (a non-GAAP measure)	0.60%	0.64%	0.93%

(1)
The efficiency ratio represents noninterest expense as a percentage of the sum of net interest and dividend income and noninterest income.
(2)
Operating efficiency ratio represents operating expense as a percentage of total revenue.
(3)
Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity.
(4)
Operating return on average assets represents operating net income as a percentage of average assets.